HOMES FOR AMERICA HOLDINGS, INC.
                   CORPORATIONS, PARTNERSHIPS, JOINT VENTURES
                          & OTHER BUSINESS ASSOCIATIONS


CORPORATIONS

Glen Hills Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Putnam Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Prairie Village Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Lake's Edge Homes Holdings, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

LEHH,Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed solely to purchase and sell bonds in association with the Lake's Edge transaction in North Miami, Florida.

Country Lake Homes Holdings, Inc.: Homes for America Holdings, Inc. owns 100% of this operating entity.

CLHH,Inc.: Homes For America Holdings, Inc. owns 100% of this entity, purchase and sell bonds in association with the Country Lake transaction in West Palm Beach, Florida.

HomesFor America Real Estate Services, Inc.: Homes For America Holdings, Inc. owns 100% of this newly formed operating entity.

MD-BI, LLC: Homes For America Holdings, Inc. owns 100% of this entity, formed in connection with the mezzanine loans made on the Lake's Edge and Country Lake properties, and

MD-MGR, Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed in connection with the mezzanine loans made on the Lake's Edge and Country Lake properties, and

St. Charles Homes for America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Beau Rivage-Homes for America, LLC: Homes For America Holdings, Inc. owns 100% of this operating entity.

HFAH Station Plaza, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

Colt Gateway LLC: Homes For America Holdings, Inc. owns 100% of this operating entity.

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LIMITED PARTNERSHIPS

Dallas/Glen Hills, LP: Glen Hills Homes for America, a wholly owned subsidiary of the Company, is the general partner of the partnership. In consideration of the company's overwhelming financial interest, as well as the rights and responsibilities conferred on the company to manage the affairs of the partnership, Homes For America Holdings, Inc. treats Dallas/Glen Hills, LP as a wholly-owned subsidiary.

Middlebury/Elkhart LP: Prairie Village Homes for America, Inc., a wholly-owned subsidiary of the Company, is the general partner of the partnership. In consideration of the company's overwhelming financial interest, as well as the rights and responsibilities conferred on the company to manage the affairs of the partnership, Homes For America Holdings, Inc. treats Middlebury/Elkhart LP as a wholly-owned subsidiary.

TVMJG1996-Putnam Square LP: Putnam Homes For America, Inc., a wholly-owned subsidiary of the Company, is the general partner of the partnership. In consideration of the company's overwhelming financial interest, as well as the rights and responsibilities conferred on the company to manage the affairs of the partnership, Homes For America Holdings, Inc. treats TVMJG1996-Putnam Square LP as a wholly-owned subsidiary.

Lake's Edge Partners, LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Lake's Edge Homes Holdings, Inc. Lake's Edge Homes Holdings, Inc. owns 51% of Lake's Edge Partners LP. Homes For America Holdings, Inc., the Limited Partner, owns the remaining 49%. Lake's Edge Partners, LP is thus treated as a wholly owned subsidiary.

St. Charles Townhomes Partners, L.P.: St. Charles Homes for America, Inc., a wholly-owned subsidiary of the Company, is the general partner of the partnership. In consideration of the company's overwhelming financial interest, as well as the rights and responsibilities conferred on the company to manage the affairs of the partnership, Homes For America Holdings, Inc. treats St. Charles Townhomes Partners, L.P as a wholly-owned subsidiary.



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